SERVICES AGREEMENT

CITI FUND SERVICES OHIO, INC.

and

SEVERALLY AND NOT JOINTLY EACH OF THE
ENTITIES

LISTED ON SCHEDULE 4 HERETO

TABLE OF CONTENTS

1.

DEFINITIONS

2.

SERVICES AND RELATED TERMS AND CONDITIONS

3.

INSTRUCTIONS

4.

COMPLIANCE WITH LAWS; ADVICE

5.

COMMUNICATIONS; RECORDS AND ACCESS; CONFIDENTIALITY; PUBLICITY

6.

SCOPE OF RESPONSIBILITY

7.

INDEMNITY

8.

FEES AND EXPENSES

9.

REPRESENTATIONS

10.

TERM AND TERMINATION

11.

GOVERNING LAW AND ARBITRATION

12.

MISCELLANEOUS

Schedule 1

Definitions

Schedule 2

Services

Schedule 3

Dependencies

Schedule 4

List of Funds

Schedule 5

NAV Error Correction Procedures

THIS SERVICES AGREEMENT is made on March 3, 2014, by and between each management investment company listed on Schedule 4 of this Agreement as amended from time to time (each, a “RIC” and all such investment companies collectively, the “Client”), on behalf of itself, if it has no separate series listed on Schedule 4, or if it has one or more separate series listed on Schedule 4, on behalf of each such series, severally and not jointly (each, a “Fund”), and Citi Fund Services Ohio, Inc., an Ohio corporation with its primary place of business at 3435 Stelzer Road, Columbus, Ohio 43219 (the “Service Provider” and, with the Client, the “ Parties”). For the avoidance of doubt, this Agreement shall be treated as if each entity set forth on Schedule 4 had executed a separate agreement with the Service Provider, and there shall be no cross-liability or cross-collateralization between such entities.

1.

DEFINITIONS

Schedu1e 1 contains capitalized terms that have the meanings set forth therein.  Other capitalized terms used but not defined in Schedule 1 will have the meanings set forth herein.

2.

SERVICES AND RELATED TERMS AND CONDITIONS

(A)

Services. The Services are described in Schedule 2 (the “Services Schedule”). The Service Provider will perform the Services in accordance with and subject to the terms of this Agreement starting on the Effective Date and ending on the final day of the Term. The Services will be provided only on Business Days, and any functions or duties normally scheduled to be performed on any day that is not a Business Day will be performed on, and as of, the next Business Day. Unless otherwise agreed to in writing between the Parties, all “Core Services” shall be provided at locations and facilities controlled and operated by Service Provider and its affiliates located within the United States. For purposes of the foregoing, “Core Services” shall consist of final review of data in connection with NAV calculations and maintenance of books and records related to NAV calculations; Services or related activities that are not Core Services (“Ancillary Services”) shall include (i) monitoring data feeds from the Funds’ Custodians and other third parties, (ii) reconciliation, (iii) processing corporate actions, and (iv) the receipt, maintenance and application of securities prices from pricing vendors. The Client shall not unreasonably withhold, condition or delay any request by the Service Provider to transfer Core Services outside of the United States, provided, however, that the Client shall be given a reasonable opportunity to inquire about the details of any such specific arrangement and to conduct reasonable due diligence. If the Service Provider proposes to transfer Ancillary Services outside the United States, it shall provide written notice of the details of any such arrangement and provide such further information related thereto as Client may reasonably request.

(B)

Service Changes. The Service Provider will be obliged to perform only those Services set forth in the Services Schedule. The Service Provider  will not be obliged to change the Services or accede to an amendment by Client of the NAV Error Correction Procedures, which amendment has a materially negative impact to the Service Provider with respect to costs required to effect the requested change or the risks borne by the Service Provider, unless it has agreed to do so in writing. The Service Provider will reasonably accommodate requests to change the Services or the NAV Error Correction Procedures that the Service Provider determines in good faith to be non-material taking into account the effort and costs required to effect the requested change and the risks borne by the Service Provider with respect to such change or amendment; the Client recognizes that isolated requests for changes or adjustments, when combined with other such requests, may in the aggregate have a material effect. Any change to the Services or the NAV Error Correction Procedures agreed by the Service Provider (a “Service Change”) will be set forth in an amendment to the Services Schedule or the NAV Error Correction Procedures (as applicable) signed by both Parties; each such amendment will specify (i) the timeline and dependencies, and the parties’ respective obligations, for implementing the Service Change (if applicable) and (ii) any implementation or additional ongoing fees and expenses that may be required to effect such Service Change. The foregoing process is the “Change Control Process.”

(C)

Provision of Information; Cooperation. In order to permit the Service Provider to provide the Services, the Client agrees to provide, and to cause each other agent or current or immediately preceding service provider to the Client to provide, to the Service Provider the information (and in such reasonable medium) that the Service Provider may reasonably request in connection with the Services and this Agreement, including, without limitation, any Organic Documents, Offering Documents and Policies and Procedures of the Client and any amendments thereto. Client requests to make a material change to the Services necessitated by a change to the Client’s Organic Documents, Offering Documents or such Policies and Procedures or a change in applicable Law will be effective only upon execution by the parties of an amendment to the Services Schedule, as contemplated by the Change Control Process.

(D)

Dependencies. Without prejudice to Section 6(B), the Service Provider will not be liable to the Client or any other Person for any failure to provide any Service in the following circumstances: (i) if any Dependency set forth in Schedule 3 is not met through no fault of the Service Provider; (ii) if the failure is at the written request or with the written consent of an Authorized Person; (iii) if any Law to which the Service Provider is subject prohibits or limits the performance of the Services; and/or (iv) if the failure results from a Force Majeure Event.

Notwithstanding the foregoing, the Service Provider will nevertheless use reasonable efforts to provide the Services while any of the circumstances specified in this Section 2(D) subsist, provided that the Client will reimburse the Service Provider for any extraordinary costs (relative to the costs that it would have incurred in the ordinary course of providing the Services, assuming such failure or inability had not so occurred) to the extent that they have been reasonably incurred and are agreed to be so reimbursed in advance between the Parties. For purposes hereof, “Force Majeure Event” F means any event due to any cause beyond the reasonable control of the Service Provider or, as applicable, any Administrative Support Provider, such as unavailability of third party communications systems or pricing information, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government, or suspension or disruption of any relevant stock exchange or securities clearance system or market. The Service Provider will use reasonable efforts to minimize the adverse effects to the Client of any Force Majeure Event.

(E)

Information and Data Sources; Liability for Third Parties. For purposes of this Agreement:

(i)

as between  the Client and the Service Provider, the Client is  responsible for the accuracy and completeness of (A) the information contained in the Organic Documents, Offering Documents and any Policies and Procedures submitted to the Service Provider pursuant to Section 2(C) above and (B) any data submitted to the Service Provider for processing by the Client or its employees, agents and subcontractors (other than the Service Provider), general and limited partners (if any) and predecessor service providers, including information and data submitted by (1) any investment adviser providing services or acting for the benefit of the Client (“Investment Advisers”) or (2) any intermediaries or distributors, or their agents, acting for the benefit of the Client or its Customers (“Intermediaries”).

(ii)

Subject to Sections 2(D) and 6, the Service Provider is responsible for the accuracy and completeness of any data prepared and/or produced by the Service Provider or its employees, agents or subcontractors;

(iii)

the Service Provider will not be responsible for the errors or failures to act of, or the inaccuracy of any data supplied by, (A) securities pricing services, (B) clearance or settlement systems, (C) custodians that hold the assets of the Client or its Customers (each a “ Custodian”); provided that this limitation of liability shall not limit the liability of any such Custodians, (D) any Persons specified in Section (E)(i) above and (E) any Persons not affiliated with the Service Provider who possess information about Client or its Customers reasonably necessary for the Service Provider to provide the Services and with whom the Service Provider is required to engage or contract in order to receive such information, including, without limitation, agents of Investment Advisers, Intermediaries, or Custodians; and

(iv)

the Service Provider is permitted to appoint agents and subcontractors to perform any of the duties of the Service Provider under this Agreement (“Administrative Support Providers”). The  Service Provider will use reasonable care  in the selection and continued appointment of Administrative Support Providers and shall remain primarily liable for the acts and omissions of such Administrative Support Providers.

(F)

Other Services and Activities. The Client acknowledges that Service Provider and its affiliates may provide services, including administration, advisory, banking and lending, broker dealer and other financial services, to other Persons.  Because the Service Provider may be prohibited under applicable Law or contractually from disclosing to the Client any fact or thing that may come to the knowledge of the Service Provider or such affiliates in the course of providing such services, neither the Service Provider nor such affiliates will be required or expected under this Agreement to do so. Subject to compliance with its  confidentiality obligations hereunder, the Service Provider may acquire, hold or deal with, for its own account or for the account of other Persons, any shares or securities in which the Client is authorized to invest (for itself or its Customers), and the Service Provider will not be required to account to the Client for any profit arising therefrom.

3.

INSTRUCTIONS

(A)

Medium of Transmission. Instructions may be transmitted manually or through any electronic medium, as agreed by the Parties or, absent such agreement, consistent with the standards and practices of professionals for hire providing services similar to the Services in the jurisdiction in which the Service Provider performs services under this Agreement.

(B)

Security Procedures. The Client will comply with reasonable security procedures designed by the Service Provider to verify the origination of Instructions (the “Security Procedures”). The Service Provider’s sole obligation will be to comply with what is contained in the Security Procedures to establish the identity or authority of any Authorized Person to send any Instruction. The Service Provider is not responsible for errors or omissions made by the Client or resulting from fraud or the duplication of any Instruction by the Client. The Service Provider may act on an Instruction if it reasonably believes it contains sufficient information.

(C)

Requests for Instructions. The Service Provider may request Instructions from an Authorized Person and may refuse to act if such refusal is permitted by this Agreement or otherwise reasonable under the circumstances, including when the Service Provider reasonably doubts the contents, authorization, origination or compliance with any Security Procedures or applicable Law of an Instruction, and will promptly notify the Client of its decision.

(D)

Reliance. The Service Provider may rely on the authority of each Authorized Person until the Service Provider has received notice acceptable to it of any change from the Client or any other Authorized Person and the Service Provider has had a reasonable time to act (after which time it may rely on the change). The Service Provider may assume that any Instruction does not conflict with any Law or the Organic Documents or Offering Documents applicable to the Client.

(E)

Cut Off Times. The Service Provider is only obligated to act on Instructions received prior to applicable cut-off times on a Business Day.  Such cut-off times shall be set forth in the Service Level Agreement agreed to by the parties. Instructions are to be given in the English language unless the Service Provider otherwise agrees in writing.

(F)

Deemed Delivery Unless shown to have been received earlier, such notice, instruction or other instrument shall be deemed to have been delivered, in the case of personal delivery, at the time it is left at the premises of the party, in the case of a registered letter at the expiration of five (5) business days after posting and, in the case of fax or electronic means, immediately on dispatch; provided that, if any document is sent by fax or electronic means outside normal business hours, it shall be deemed to have been received at the next time after delivery when normal business hours commence. Evidence that the notice, instruction, or other instrument was properly addressed, stamped, and put into the post shall be conclusive evidence of posting. In proving the service of notice sent by fax or electronic means it shall be sufficient to prove that the fax or electronic communication was properly transmitted.

4.

COMPLIANCE WITH LAWS; ADVICE

(A)

Compliance.  The Service Provider will comply in all material respects with all Laws that it is subject to. The Client will comply in all material respects with all Laws applicable to the subject matter of the Services and the Client’s receipt of the Services. Nothing in this Agreement will oblige either Party to take any action that will breach any Law applicable to such Party, or to omit to take an action if such omission will breach any such Law.

(B)

No Fiduciary etc. The Service Provider is not, under this Agreement, (i) acting as, and is not required to take any action that would require licensing or registration as, a fiduciary, an investment adviser, a certified public accountant, or a broker or dealer; or (ii) providing investment, legal or tax advice to the Client or any other Person or acting as the Fund’s independent accountants or auditors.

(C)

Laws Applicable to the Client. Except as specifically set forth in the Services Schedule, the Service Provider assumes no responsibility  for compliance by  the Client with any Laws applicable to the Client; and, notwithstanding any other provision of this Agreement to the contrary, the Service Provider assumes no responsibility for compliance by the Client or the Service Provider with the Laws of any jurisdiction other than those governing this Agreement.

(D)

Advice of Experts. About any matter related to the Services, the Service Provider may seek advice from counsel or independent accountants of its own choosing (who may provide such services to either Party). The Service Provider will not be liable if it relies on advice of reputable counsel or independent accountants, in each case, of national standing within the United States.

5.

COMMUNICATIONS; RECORDS AND ACCESS; CONFIDENTIALITY; PUBLICITY

(A)

Communications and Statements. Communications, notices and invoices from the Service Provider may be sent or made available by electronic form and not in hard copy. The Client will notify the Service Provider promptly in writing of anything incorrect in an invoice or periodic accounting or other report (a “Report”) and, in any case, within sixty (60) days from the date on which the Report is sent or made available to the Client; provided that failure to so object shall not be deemed to be acceptance of the accuracy of such Report.

(B)

Recordkeeping. The Service Provider shall with respect to each Client create and maintain all records relating to the Services (“Client Records”) in such manner as will meet the obligations of each Client under Rules 31a-1 and 31a-2 under the 1940 Act.  All Client Records shall be the property of the Client and shall at all times during the regular business hours of the Service Provider be open for reasonable inspection by duly authorized officers, employees or agents of such Client and employees and agents of the SEC or other regulators of the Client, and will seek to obtain such access from each agent or subcontractor of the Service Provider that maintains Client Records. Upon termination of this Agreement, the Service Provider may retain archival copies of Client Records.

(C)

Confidentiality. The Service Provider will maintain reasonable controls consistent with, and shall treat, all Confidential Information related to the Client as confidential. The Client, on behalf of itself and on behalf of its employees, agents, subcontractors and Customers, authorizes the transfer or disclosure of any Confidential Information relating to the Client to and between the branches, subsidiaries, representative offices, affiliates and Administrative Support Providers of the Service Provider, wherever situated, for confidential use in connection with the provision of the Services (including for data processing, statistical and risk analysis purposes), and further acknowledges that any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such information (i) to the Client’s Investment Advisers and Custodians, (ii) upon authorization from Client, the applicable Customers and their accountants, Intermediaries and other service providers, (iii) to the Client’s tax authorities and applicable regulators incident to the delivery of any tax filing or reporting services provided under this Agreement, and

(iv) as required by any Governmental Authority or pursuant to applicable Law.

(D)

Proprietary Information.

(i)

The Client acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by the Service Provider and/or its  affiliates  or  Administrative  Support  Provider  constitute  copyrighted,  trade  secret,  or  other proprietary information (collectively, “Proprietary Information”) of substantial value to the Service Provider or each such third party.  The Client agrees to treat all Proprietary Information as proprietary to the Service Provider or such third parties and further agrees that it will not divulge any Proprietary Information or Confidential Information related to Citigroup Organization to any Person or organization or use such information for any purpose, except to receive the Services or as may be specifically permitted under this Agreement or as required under applicable Law. Subject to applicable Law, the Client will treat the terms of this Agreement, including any Fee Schedule, as Confidential Information.

(ii)

Without limitation of the obligations of the Service Provider under Section 5(C), the Service Provider acknowledges that any Customer list and all information related to Customers furnished to or maintained by the Service Provider in connection with this Agreement (collectively, “Customer Data”), the unique investment methods utilized by a Client (“Investment Methods”) and the identities of the portfolio holdings at any time and from time to time of the Client (“Portfolio Data”) constitute proprietary information of substantial value to the Client. The Service Provider agrees to treat, and to require its employees and Administrative Support Providers to treat, all Customer Data, Investment Methods and Portfolio Data as proprietary to the Client and further agrees that it will not divulge any Customer Data, Investment Methods or Portfolio Data to any Person or organization without the Client’s written consent, except as may be specifically permitted under this Agreement.

(E)

Use of Name. The Service Provider may, without the prior consent of Client, use the name of the Client only to sign any necessary letters or other documents for and on behalf of the Client incident to the delivery of the Services. The Service Provider may, only upon the written consent of Client, use the name of Client in client lists used for marketing purposes. Subject to the foregoing and Section 5(F) below, neither Party will publicly display the name, trade mark or service mark of the other in any circumstance without the prior written approval of the other, nor will the Client display that of the Service Provider or any subsidiary of the Service Provider without prior written approval from the Service Provider or the subsidiary concerned or as required under applicable Law.

(F)

Communications to Customers. Without the written approval of the Service Provider, the Client will not use the name of the Service Provider or describe the Services or the terms or conditions of this Agreement in any communication or document intended for distribution to any Customer in connection with the offering or sale by the Client of securities, products or services (an “Offering Document”); nor will the Client amend any such references to the Service Provider or the terms or  conditions of this Agreement in any Offering Document that has been previously approved by the Service Provider without the Service Provider’s written approval; provided that the Client may use such name or describe such Services or amend any such references to the extent it is required to do so by applicable Law; provided, further, however, that prior to any material amendment to a description of the Services contained in an Offering Document the Client shall endeavor to secure the Service Provider’s approval. The Service Provider will not unreasonably withhold condition or delay any of the foregoing requested approvals. If the Services include the distribution by the Service Provider of notices or statements to Customers, the Service Provider may, upon advance notice to the Client, include reasonable notices describing those terms of this Agreement relating to the Service Provider and its liability and the limitations thereon; if Customer notices are not sent by the Service Provider but rather by the Client or some other Person, the Client will reasonably cooperate with any request by Service Provider to include such notices.

(G)

Privacy. Service Provider acknowledges that certain information made available to it hereunder may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other U.S. or state privacy laws and the rules and regulations promulgated thereunder (collectively, the “Privacy Laws”). Service Provider agrees: (i) not to disclose or use such information except as required to carry out Service Provider's duties under this Agreement or as otherwise permitted by law in its ordinary course of business, (ii) to establish and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of such nonpublic personal information and (iii) to comply with such Privacy Laws.

6.

SCOPE OF RESPONSIBILITY.

(A)

Standard of Care. The Service Provider will perform its obligations with reasonable care as determined in accordance with the standards and practices of professionals for hire providing services similar to the Services in the jurisdiction(s) in which the Service Provider performs services under this Agreement (the “Standard of Care”). The Service Provider will cause each Administrative Support Provider to perform with reasonable care as determined in accordance with such standards.

(B)

Responsibility for Losses. Notwithstanding any other provision of this Agreement to the contrary (including Section 6(A)), (i) the Service Provider will not be liable to the Client for any damages or losses save for those resulting from the willful default, fraud or negligence of the Service Provider or any Administrative Support Provider, and (ii) the Service Provider’s liability will be subject to the limitations set forth below.

(C)

Limitations on Liability.

(i)

The Service Provider is responsible for the performance of only those duties as are expressly set forth herein and in the Services Schedule. The Service Provider will have no implied duties or obligations. Each Party shall mitigate damages for which the other Party may become responsible hereunder.

(ii)

The Client understands and agrees that (i) the obligations and duties of the Service Provider will be performed only by the Service Provider or its delegates and are not obligations or duties of any other member of the Citigroup Organization (including any branch or office of the Service Provider) and (ii) the rights of the Client with respect to the Service Provider extend only to the Service Provider and, except as provided by applicable Law, do not extend to any other member of the Citigroup Organization.

(iii)

Except as provided in this Agreement with regard to Administrative Support Providers, the Service Provider is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any Investment Advisers, Custodians, Intermediaries, or any other Person described in Section 2(E)(iii).

(iv)

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SERVICE PROVIDER HEREBY DISCLAIMS ANY WARRANTIES REGARDING QUALITY, SUITABILITY OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE), OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. SERVICE PROVIDER DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

(D)

MUTUAL EXCLUSION OF CONSEQUENTIAL DAMAGES.

EXCEPT FOR ANY LIQUIDATED DAMAGES AGREED BY THE PARTIES RELATED TO AN UNEXCUSED TERMINATION OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL OR PUNITIVE DAMAGES, OR CONSEQUENTIAL LOSS OR  DAMAGE, OR ANY LOSS  OF  PROFITS, GOODWILL, BUSINESS OPPORTUNITY, BUSINESS, REVENUE OR ANTICIPATED SAVINGS, IN RELATION TO THIS AGREEMENT, WHETHER OR NOT THE RELEVANT LOSS WAS FORESEEABLE, OR THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE OR THAT SUCH LOSS WAS IN CONTEMPLATION OF THE OTHER PARTY.

7.

INDEMNITY.

(A)

Indemnity by the Client. The Client will indemnify the Service Provider, its affiliates and its and their respective officers, directors, employees and representatives (each, an “Indemnitee”) for, and will defend and hold each Indemnitee harmless from, all losses, costs, damages and expenses (including reasonable legal fees) incurred by the Service Provider or such person in any action or proceeding between the Service Provider and the Client or between the Service Provider and any third party arising from or in connection with the performance of this Agreement (each referred to as a “Loss”), imposed on, incurred by, or asserted against the Service Provider in connection with or arising out of the following:

(i)

this Agreement, except any Loss resulting from the willful default, fraud or negligence of the Service Provider or any Administrative Support Provider, in each case in connection with the Services; or

(ii)

any alleged untrue statement of a material fact contained in any Offering Document of the Client or arising out of or based upon any alleged omission to state a material fact required to be stated in any Offering Document or necessary to make the statements in any Offering Document not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Client by the Service Provider specifically for use in the Offering Document.

(B)

Notification, Participation; Indemnitor Consent. Upon the assertion of a claim for which the Client may be required to indemnify any Indemnitee, the Indemnitee must promptly notify the Client of such assertion, and will keep the Client advised with respect to all developments concerning such claim. The Client will have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Client may be required to indemnify it except with the Client’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; notwithstanding Section 7(A) hereof, in the event the Indemnitee has not secured such consent the Client will have no obligation to indemnify the Indemnitee.

8.

FEES AND EXPENSES

(A)

Fee Schedule. The Client will pay all fees, expenses, charges and obligations incurred from time to time in relation to the Services in accordance with the terms of the Fee Schedule, together with any other amounts payable to the Service Provider under this Agreement. For the avoidance of doubt, the Service Provider will not be responsible for the fees or expenses of, and the Client will reimburse the Service Provider for any advances or payments made by the Service Provider for the benefit of the Client incident to the proper performance of the Services to, any Investment Manager, Custodian, Intermediary or any other Person listed or described in the Fee Schedule.

(B)

Taxes. The Service Provider shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed against the Client or any Customer due to the acts or omissions of such parties, excluding taxes, if any, assessed against the Service Provider related to its income or assets. The foregoing clause is subject to any more detailed provisions related to sales, use, excise, value-added, gross receipts, services, consumption and other similar transaction taxes related to the Services or this Agreement set forth in the Fee Schedule (if any).

9.

REPRESENTATIONS

(A)

General.  The Client and the Service Provider each represents at the date this Agreement is entered into and any Service is used or provided that:

(i)

It is duly organized and in good standing in every jurisdiction where it is required so to be;

(ii)

It has the power and authority to sign and to perform its obligations under this Agreement;

(iii)

This Agreement is duly authorized and signed and is its legal, valid and binding obligation, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties generally;

(iv)

Any consent, authorization or instruction required in connection with its execution and performance of this Agreement has been provided by any relevant third party;

(v)

Any act required by any relevant governmental or other authority to be done in connection with its execution and performance of this Agreement has been or will be done (and will be renewed if necessary); and

(vi)

Its performance of this Agreement will not violate or breach any applicable law, regulation, contract or other requirement.

(B)

Client.   The Client also represents at the date this Agreement is entered into and any Service is used or provided that:

(i)

Where it acts as an agent on behalf of any of its own Customers, whether or not expressly identified to the Service Provider from time to time, any such Customers will not be customers  or indirect customers of the Service Provider;

(ii)

It has not relied on any oral or written representation made by the Service Provider or any person on its behalf other than those contained in this Agreement;

(iii)

Client’s decision to retain the Service Provider is not conditioned on or influenced by the amount of assets that any affiliate of the Service Provider or any customers of the Service Provider or such affiliates may from time to time invest in or through the Client; and

(iv)

This Agreement has been presented to, reviewed and approved by the Board of Directors or Trustees of the Funds (collectively, the “Board”).

(C)

Service Provider.  The Service Provider also represents at the date this Agreement is entered into and any Service is used or provided:

(i)

it has commercially reasonable data security and business continuity controls and plans; and

(ii)

it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement.

10.

TERM AND TERMINATION

(A)

Term. This Agreement will begin on the Effective Date and have an initial term of three (3) years from the Effective Date (the “Initial Term”). Thereafter, this Agreement shall remain in effect unless otherwise terminated pursuant to Section 10(B).

(B)

Termination. Subject to Section 10(C):

(i)

Either Party may terminate this Agreement with or without cause, by provision of a written notice of termination provided at least 90 days prior to the effective date of such termination.

(ii)

Either Party may terminate this Agreement with cause on at least thirty (30) days’ written notice to the other Party if the other party has materially breached any of its obligations hereunder or there are persistent and material service failures; provided, however, that (i) the termination notice will describe the breach; (ii) no such termination will be effective if, with respect to any breach that is capable of being cured prior to the date set forth in the termination notice, the breaching Party has reasonably cured such breach; and (iii) subject to applicable Law, no such thirty (30) day notice period shall be required in the event the other Party is insolvent or has submitted a voluntary petition for administration.

(iii)

This Agreement may be further terminated by either party immediately in the event of:

(a)

the winding up or dissolution of the other party, the other party becoming insolvent or admitting in writing its inability to pay its debts as they become due, the other party making a general assignment, arrangement or composition with or for the benefit of its creditors, the other party instituting or having instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under bankruptcy or insolvency law or other similar law affecting creditors’ rights or a petition/resolution for its winding up or dissolution, the other party has a secured party take possession of all or substantially all of its assets, the appointment of an examiner, conservator, receiver or liquidator to the other party or on the happening of a like event whether at the direction of an appropriate regulatory agency or court of competent jurisdiction or otherwise; or

(b)

the other party no longer being permitted or able to perform its obligations under this Agreement pursuant to applicable law or regulation.

For the avoidance of doubt, subject to Section 10(C) the Client, on behalf of one or more Funds, may terminate this Agreement in accordance with the foregoing provisions without terminating this Agreement for all Funds and such termination shall in no way affect the parties’ rights and obligations under this Agreement as it applies to such other Funds.

(C)

Termination-related Obligations. Related to termination of this Agreement:

(i)

If Client has terminated this Agreement without cause pursuant to Section 10(B)(i) during the Initial Term, Client will make a one-time cash payment to Service Provider, as liquidated damages for such default, in an amount equal to the following: if such termination is effective prior to the first anniversary of the Effective Date, three million dollars ($3,000,000); if such termination is effective between the first anniversary and the second anniversary of the Effective Date, two million dollars ($2,000,000); and if such termination is effective between the second anniversary and the third anniversary of the Effective Date, one million dollars ($1,000,000) (the “Early Termination Payment”). If (i) Client terminates the Master Global Custodial Services Agreement between the Client, Citibank, N.A. and the other parties thereto of even date herewith (as amended from time to time, the “Custody Agreement”) during the Initial Term of this Agreement and (ii) such termination is not due to (x) the appointment of a conservator or receiver with respect to the Citibank, N.A. by a regulatory authority or upon the occurrence of a similar event at the direction of a regulatory authority or a court of competent jurisdiction, (y) a material breach by Citibank, N.A. any of its obligations thereunder that is not cured within 30 days, or (z) persistent and material service failures by Citibank, N.A., then the Parties will, within thirty (30) days of the termination notice related to the Custody Agreement from the Client, meet to discuss in good faith an adjustment to the Fee Schedule for this Agreement. If the Parties cannot agree on the adjustment within thirty (30) days of such meeting, then the Service Provider may, by notice delivered within thirty (30) days of the effective date of the termination of the Custody Agreement, deem the termination of the Custody Agreement a termination by Client of this Agreement without cause (effective ninety (90) days from the date the Service Provider delivers such notice), in which case Client will be obliged to pay the Service Provider an amount equal to fifty percent (50%) of the then-current Early Termination Payment.

After the Initial Term, there shall be no Early Termination Payment.

If in connection with the sale of one or more of the businesses associated with the broader John Hancock fund complex, a Fund is liquidated, dissolved, merged into an unaffiliated third party, acquired by an unaffiliated third party, or involved in any other transaction with an unaffiliated third-party that materially reduces the assets and/or accounts serviced by Service Provider pursuant to this Agreement, the Early Termination Payment will apply, and will be adjusted ratably if any of the events described above applies to less than all of the Funds then-serviced under this Agreement. For the elimination of doubt, the parties agree and understand that the Funds comprise only a part of the larger John Hancock fund complex and in the ordinary course of business may be liquidated or merged into other affiliated funds that are not clients of Service Provider, and that foregoing sentence is not intended to apply to such transaction and no Early Termination Payment will apply to such circumstances.   In the event that a Fund is, in part or in whole, liquidated, dissolved, merged into a third party, acquired by a third party, or involved in any other transaction that materially reduces the assets and/or accounts serviced by Service Provider pursuant to this Agreement, the Early Termination Payment will apply, and will be adjusted ratably if any of the events described above applies to less than all of the Funds then-serviced under this Agreement. Any Early Termination Payment payable to Service Provider will be payable on or before the date of the event that triggers the payment obligation (or on date of termination of this Agreement, whichever is later). Inasmuch as a default by Client will cause substantial damages to Service Provider and because of the difficulty of estimating the damages that will result, the Parties agree that the Early Termination Payment is a reasonable forecast of probable actual loss to Service Provider and that this sum is agreed to as liquidated damages and not as a penalty.

(ii)

Upon termination, the Service Provider will, at the expense and direction of the Client, transfer to the Client or any successor service provider(s) to the Client copies of all Client Records. If by the termination date the Client has not given Instructions to deliver the Client Records, the Service Provider will keep the Client Records for up to twelve calendar months until the Client provides Instructions to deliver the Client Records, provided that the Service Provider will be entitled to receive from the Client then-standard fees for maintaining the Client Records, including costs associated with administration of the records. Service Provider shall be entitled to destroy the Client Records if: (a) Client has not given Instructions to deliver the Client Records at the end of twelve calendar months after termination or (b) if Client has not paid fees for maintaining such Client Records within thirty days of notice of such unpaid fees. The Service Provider will provide no other services to or for the benefit of the Client or any successor service provider in connection with the termination or expiration of this Agreement unless specifically agreed in writing by the Service Provider or as set forth in the Services Schedule.

(D)

Surviving Terms.  The rights and obligations contained in Sections 2(D), 2(E), 5(A), 5(C)-(F), 6-8, and 10-12 of this Agreement will survive the termination of this Agreement.

11.

GOVERNING LAW

(A)

Governing Law. This Agreement will be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York.

(B)

Jurisdiction. The Federal courts of the Southern District of New York shall have non-exclusive jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the Client and the Service Provider each irrevocably submit to the jurisdiction of such courts.

(C)

Venue. Each party hereto waives any objection it may have at any time, to the laying of venue of any actions or proceedings brought in any court specified in Section 11(B) hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such party.

(D)

Sovereign Immunity. The Client and the Service Provider each irrevocably waives, with respect to itself and its revenues and assets, all immunity on the grounds of sovereignty or similar grounds in respect of its obligations under this Agreement.

12.

MISCELLANEOUS

(A)

Entire Agreement; Amendments. This Agreement consists exclusively of this document together with any schedules and supersedes any prior agreement related to the subject matter hereof, whether oral or written. In case of inconsistency between the terms of this Agreement and the terms of any Schedule, appendix of exhibit hereto, the terms of this Agreement will prevail, provided that in the case of an inconsistency between this Agreement and the Service Schedule, the terms of the Service Schedule will prevail.   Except as specified in this Agreement, this Agreement (including any schedule hereto) may only be modified by written agreement of the Client and the Service Provider.

(B)

Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions will remain in full force and effect (as will that provision under any other law).

(C)

Waiver of Rights. No failure or delay of the Client or the Service Provider in exercising any right or remedy under this Agreement will constitute a waiver of that right. Any waiver of any right will be limited to the specific instance. The exclusion or omission of any provision or term from this Agreement will not be deemed to be a waiver of any right or remedy the Client or the Service Provider may have under applicable law.

(D)

Recordings. The Client and the Service Provider consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

(E)

Assignment. No party may assign any of its rights or obligations under this Agreement without the other’s prior written consent, which consent will not be unreasonably withheld or delayed; provided that the Service Provider may make such assignment to a branch, subsidiary or affiliate.

(F)

Headings. Titles to Sections of this Agreement are included for convenience of reference only and will be disregarded in construing the language contained in this Agreement.

(G)

Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

(H)

Third Party Beneficiaries or Joint Venture. There are no third party beneficiaries to this Agreement. This Agreement does not create a joint venture or partnership between the Parties.

(I)

Certain Communications. The Client hereby acknowledges that it has requested the delivery of Reports, Client Records and other information processed and/or maintained by the Service Provider hereunder in an unencrypted manner and accepts the risk that such delivery means may  expose such information to disclosure through media and hardware that are not within the control of the Service Provider during the delivery process.

(J)

Limitation of Liability. The use of a single form of agreement referring to multiple Funds listed on Schedule 4 is for ease of administrative purposes only. The Service Provider, the Client and each Fund, severally and jointly, shall be deemed for all purposes to have entered into and executed a separate Agreement. The assets and liabilities of each Fund listed on Schedule 4 are separate and distinct and the Service Provider hereby expressly agrees that the obligations pursuant to this Agreement of a particular Fund of the Client with respect to that Fund shall be limited solely to the assets of that Fund, no other Fund will be liable or responsible to Service Provider for such obligations and the Service Provider shall not seek satisfaction of any such obligation from the assets of any other Fund or the shareholders of any other Fund or the Trustees, officers, employees or agents of the Client, or any of them.

(K)

Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Fund that is a Massachusetts business trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The parties hereto acknowledge and agree that: (i) recourse with respect to this Agreement and instruments referenced and contemplated hereby is limited to the assets and property of each respective Fund; and (ii) the obligations of, or arising under, this Agreement are not binding upon any of the trustees, officers or shareholders of each Fund individually, but are binding only upon the assets and property of each respective Fund.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

CITI FUND SERVICES OHIO, INC.	ON BEHALF OF EACH CLIENT LISTED IN SCHEDULE 4, SEVERALLY, AS INDIVIDUAL AND SEPARATE CLIENTS, AND NOT JOINTLY

By: /s/ Robert P. Wallace	By: /s/ Charles A. Rizzo

Name: Robert P. Wallace	Name: Charles A. Rizzo

Title: Vice President	Title: Chief Financial Officer

Schedule 1 to Services Agreement

Definitions

“1940 Act” means the Investment Company Act of 1940, as amended.

“Administrative Support Provider” has the meaning set forth in Section 2(E)(iv) of the Agreement.

“affiliate” means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person; for purposes hereof, “control” of a Person means (i) ownership of, or possession of the right to vote, more than 25% of the outstanding voting equity of that person or (ii) the right to control the appointment of the board of directors, management or executive officers of that person. Notwithstanding the foregoing, the U.S. Government shall not be deemed to be an affiliate of Service Provider.

“Ancillary Services” has the meaning set forth in Section 2(A) of the Agreement.

“Business Day” means any day on which the NYSE is open for business.

“Agreement” means the Service Agreement to which this Schedule 1 is attached and any appendices and schedules attached hereto, in each case as they may be amended from time to time.

“Authorized Person” means the Client or any Person authorized by the Client to act on its behalf in the performance of any act, discretion or duty under the Agreement (including, for the avoidance of doubt, any officer or employee of such Person) in a notice reasonably acceptable to the Service Provider.

“Change Control Process” has the meaning set forth in Section 2(B) of the Agreement.

“Citigroup Organization” means Citigroup, Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder or owner. For purposes of this Agreement, each branch of Citibank, N.A. will be a separate member of the Citigroup Organization.

“Client Records” has the meaning set forth in Section 5(B) of the Agreement.

“Client” has the meaning set forth in the preamble to this Agreement and includes successors-in-interest; unless the context will require otherwise.

“Confidential Information” includes all tangible and intangible information and  materials being disclosed in connection with this Agreement by one of the Parties (“Disclosing Party”) to the other Party (“Receiving Party”), in any form or medium (and without regard to whether the information is owned by a Party or by a third party), that satisfy at least one of the following criteria:

(i)

information related to the Disclosing Party’s, its affiliates’ or its third party licensors’ or vendors’ trade secrets, customers, business plans, strategies, forecasts or forecast assumptions, operations, methods of doing business, records, finances, assets, Proprietary Information, technology, software, systems data or other proprietary or confidential business or technical information;

(ii)

information designated as confidential in writing by the Disclosing Party or information that the Receiving Party should reasonably know to be information that is of a confidential or proprietary nature; or

(iii)

any information derived from, or developed by reference to or use of, any information described in the preceding clauses (i) and (ii).

provided, however, that, notwithstanding the foregoing, the following will not be considered Confidential Information: (A) information that is disclosed to the Receiving Party without any obligation of confidentiality by a third person who has a right to make such disclosure; (B) information that is or becomes publicly known without violation of this Agreement by the Receiving Party; or (C) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party’s information.

“Core Services” has the meaning set forth in Section 2(A) of the Agreement.

“Custodian” has the meaning set forth in Section 2(E)(iii) of the Agreement.

“Customer Data” has the meaning set forth in Section 5(D)(ii) of the Agreement.

“Customer” means any Person to whom the Client sells, directly or indirectly, securities, products or services the sale or servicing of which are supported by the Services provided under the Agreement.

“Dependencies” has the meaning set forth in Schedule 3 to the Agreement.

“Early Termination Payment” has the meaning set forth in Section 10(C) of the Agreement.

“Effective Date” means the date first set forth on page 1 of the Agreement.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7 under the 1940 Act.

“Fee Schedule” means the separate letter agreement agreed by the parties related to the fees payable by the Client with respect to this Agreement, as amended from time to time by written agreement of the parties..

“Force Majeure Event” has the meaning set forth in Section 2(D) of the Agreement.

“Governmental Authority” means any regulatory agency, court, other governmental body or self-regulatory agency with jurisdiction over a Party.

“Indemnitee” has the meaning set forth in Section 7(A) of the Agreement

“Initial Term” has the meaning set forth in Section 10(A) of the Agreement.

“Instructions” means any and all instructions (including approvals, consents and notices) received by the Service Provider from, or reasonably believed by the Service Provider to be from, any Authorized Person, including any instructions communicated through any manual or electronic medium or system agreed between the Client and the Service Provider.

“Intermediary” has the meaning set forth in Section 2(E)(i) of the Agreement. “Investment Adviser” has the meaning set forth in Section 2(E)(i) of the Agreement.

“Investment Methods” has the meaning set forth in Section 5(D)(ii) of the Agreement.

“Laws” means any statutes, rules and regulations of any governmental authority and applicable judicial or regulatory interpretations thereof.

“Loss” has the meaning set forth in Section 7 of the Agreement.

“NAV” means the net asset value of a Fund.

“NAV Error Correction Procedures” means Schedule 5 to the Agreement.

“Offering Document” has the meaning set forth in Section 5(F) of the Agreement.

“Organic Documents” means, for any incorporated or unincorporated entity, the documents pursuant to which the entity was formed as a legal entity, as such documents may be amended from time to time.

“Parties” means the Client and the Service Provider.

“Person” means any natural person or incorporated or unincorporated entity.

“Policies and Procedures” means the written policies and procedures of the Client in any way related to the Services, including any such policies and procedures contained in the Organic Documents and the Offering Documents.

“Portfolio(s)” means each series of each Fund set forth on Schedule 4 and all other series subsequently added to this Agreement in accordance with Section 12.

“Portfolio Data” has the meaning set forth in Section 5(D)(ii) of the Agreement.

“Proprietary Information” has the meaning set forth in Section 5(D)(i) of the Agreement.

“Report” has the meaning set forth in Section 5(A) of the Agreement.

“Rollover Periods” has the meaning set forth in Section 10(A) of the Agreement.

“Security Procedures” has the meaning set forth in Section 3(B) of the Agreement.

“Service Change” has the meaning set forth in Section 2(B) of the Agreement.

Schedule to Services Agreement

“Service Provider” has the meaning set forth in the preamble to this Agreement and includes successors-in-interest.

“Services Schedule” means Schedule 2 to the Agreement.

“Services” means the services set forth in Schedule 2 to the Agreement.

“Standard of Care” has the meaning set forth in Section 6(A) of the Agreement.

“Term” means the period between the Effective Date and the date this Agreement is terminated.

Schedule to Services Agreement

Schedule 2 to Services Agreement
Fund Accounting Services

Service Provider shall provide the Services listed on this Schedule 2 to the Client and any Fund thereof listed on Schedule 4 (each, a “Fund”) and any series thereof listed on Schedule 4 (each, a “Portfolio”), subject to the terms and conditions of the Agreement (including the Schedules) and any Service Level Agreement which may be agreed to in writing between the Parties from time to time.

I.

Services

1.

Record Maintenance

Maintain the following books and records of each Fund in such manner as will meet the Fund’s obligations under the 1940 Act, including section 31 thereof and Rules 31a-1 and 31a-2 thereunder:

(a)

Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of Rule 31a-1.

(b)

General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of Rule 31a-1.

(c)

Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of Rule 31a-1.

(d)

A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of Rule 31a-1.

Upon request, the Service Provider shall supply each Fund with a tabulation of securities owned by each Portfolio held by such Fund’s Custodian and shall, when requested to do so by the Fund.

All records shall be property of the Funds and shall, subject to Service Provider’s building and data security and confidentiality policies and procedures, at all times during the regular business hours of the Service Provider be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the Securities Exchange Commission.

2.

Accounting Services

Perform the following accounting services for each Fund:

(a)

Allocate income and expense and calculate the net asset value per share (“NAV”) of each class of shares offered by each Portfolio and each Fund in accordance with, and in the manner and at the times specified in or required by, the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act and cooperate with Board of Directors or Board of Trustees of the Fund regarding the same.

(b)

If so directed and subject to the Change Control Process, calculate daily net income of a Portfolio in the manner and at the time (or times) described in the applicable Prospectus and shall advise the Fund and such Fund’s transfer agent (the “Transfer Agent”) daily of the total amounts of such net income.

(c)

Apply securities pricing information as required or authorized under the terms of the valuation policies and procedures of the Client (“Valuation Procedures”), including (A) pricing information from independent pricing services, with respect to securities for which market quotations are readily available, (B) if applicable to a particular Fund or Funds, fair value pricing information or adjustment factors from independent fair value pricing services or other vendors approved by the Client (collectively, “Fair Value Information Vendors”) with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund’s pricing time, or which are otherwise required to be made

Schedule to Services Agreement

subject to a fair value determination under the Valuation Procedures, and (C) prices obtained from each Fund’s investment adviser or other designee, as approved by the Board. The Client instructs and authorizes Service Provider to provide information pertaining to the Funds’ investments to Fair Value Information Vendors in connection with the fair value determinations made under the Valuation Procedures and other legitimate purposes related to the services to be provided hereunder. The Client acknowledges that while Service Provider’s services related to fair value pricing are intended to assist the Client and the Board in its obligations to price and monitor pricing of Fund investments, Service Provider does not assume responsibility for the accuracy or appropriateness of pricing information or methodologies, including any fair value pricing information or adjustment factors.

All books and records maintained by Service Provider will be maintained in accordance with US GAAP or as otherwise instructed by the Client.

Maintain tax books and records for each Fund as directed by Client

(d)

Coordinate the preparation of reports that are prepared by Service Provider or provided by Fair Value Information Vendors which help the Client to monitor and evaluate its use of fair value pricing information under its Valuation Procedures.

(e)

Verify and reconcile with the Funds’ Custodian all daily trade activity.

(f)

Compute, as appropriate, each Fund’s net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, 30-day SEC yields, and weighted average portfolio maturity; (and other yields or standard or non-standard performance information as mutually agreed).

(g)

Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders (including comparison against prior day NAV and against applicable tolerances), check and confirm the net asset values and dividend factors for deviations, and distribute net asset values and yields to Client transfer agent, third parties, if applicable, and NASDAQ.

(h)

If applicable, report daily to the Client the periodic market pricing of securities in any money market funds, with the comparison to the amortized cost basis.

(i)

Determine and report unrealized appreciation and depreciation on securities held in variable net asset value funds. Such reporting will segregate unrealized appreciation and depreciation for investments, derivatives and currency contracts.

(j)

Amortize premiums and accrete discounts on fixed income securities purchased at a price other than face value, in accordance with the Generally Accepted Accounting Principles of the United States or any successor principles.

(k)

Update fund accounting system to reflect rate changes, as received from a Fund’s investment adviser or a third party vendor, on variable interest rate instruments.

(l)

Accrue expenses and calculate applicable waivers for each Fund according to instructions received from the Client, and submit changes to accruals and expense items to authorized officers of the Client (who are not Service Provider employees) for review and approval.

(m)

Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts.

(n)

Provide accounting reports in connection with the Client’s regular annual audit, and other audits and examinations by regulatory agencies.

(o)

Provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may require, with reports by independent public accountants on the accounting system relating to the Services provided by the Service Provider; such reports will be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are not such inadequacies, the reports shall so state.

Schedule to Services Agreement

(p)

Provide such periodic reports as the parties shall agree upon, as set forth in a separate schedule.

(q)

Assist  the  Client  in  identifying  instances  where  market  prices  are  not  readily  available,  or  are unreliable, each as set forth within parameters included in the Client’s Valuation Procedures.

3.

Financial Statements and Regulatory Filings

Perform the following services related to the financial statements and related regulatory filing obligations for each Fund:

(a)

Provide monthly a hard copy of the pre-programmed reports for unaudited financial statements described below, upon request of the Client. The unaudited financial statements will include the following items:

(i)

Unaudited Statement of Assets and Liabilities,

(ii)

Unaudited Statement of Operations,

(iii)

Unaudited Statement of Changes in Net Assets, and

Any   modifications   requested   to   the   above   pre-programmed   reports   will   require   additional programming at an additional cost to be mutually agreed;

(b)

Provide accounting information for the following: (in compliance with Reg. S-X, as applicable):

(i)

federal and state income tax returns and federal excise tax returns;

(ii)

the Client’s semi-annual reports with the SEC on Form N-SAR and Form N-CSR;

(iii)

the Client’s schedules of investments for filing with the SEC on Form N-Q;

(iv)

the Client’s annual and semi-annual shareholder reports and quarterly Board meetings;

(v)

registration statements on Form N-1A and other filings relating to the registration of shares;

(vi)

reports related to Service Provider’s monitoring of each Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended;

(vii)

annual audit by the Client’s auditors;

(viii)

examinations performed by the regulatory agencies;

(ix)

certification of monthly Disclosure Controls and Procedures.

(c)

Calculate turnover and expense ratio, as mutually agreed.

(d)

Prepare schedule of Capital Gains and Losses.

(e)

Provide daily cash report.

(f)

Maintain and report security positions and transactions in accounting system.

(g)

Prepare Broker Commission Report.

(h)

Monitor expense limitations.

(i)

Provide unrealized gain/loss report.

(j)

Provide accounting information for Client Commodities and Futures Trading Commission  filings, as applicable

(j)

Provides such reasonable information and, subject to the Change Control Process, take such reasonable actions as a Fund with respect to a Portfolio may from time to time request, to assist the Fund in obtaining year to year favorable opinions from the Fund’s independent accountants with respect to the Service Provider’s and the Custodian’s activities in connection with the preparation of the Fund’s   Form N-1A or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

Schedule to Services Agreement

4.

Certain Operational Matters.

(a)

Calculate contractual Fund expenses and make disbursements for the Funds, including trustee and vendor fees and compensation. Disbursements shall be subject to review and approval of an Authorized Person and shall be made only out of assets of the applicable Fund.

(b)

Provide information to the Client to assist with preparation of informational schedules for Client’s tax returns. Provide information, including but not limited to income projections, to the Client for calculation of distributions.

II.

Notes and Conditions Related to Fund Accounting Services

1.

Subject to the provisions of Sections 2 and 6 of the Agreement, Service Provider’s liability with respect to errors in calculation of NAV shall be determined by reference to the Fund’s NAV Error Correction Procedures, which error correction policies may be amended from time to time pursuant to the Change Control Process.

2.

The Client acknowledges and agrees that although Service Provider’s services related to fair value pricing are intended to assist the Client and its Board in its obligations to price and monitor pricing of Fund investments, Service Provider is not responsible for the accuracy or appropriateness of pricing information or methodologies, including any fair value pricing information or adjustment factors.

Schedule to Services Agreement

Schedule 3 to Services Agreement

Dependencies

The Service Provider’s delivery of the Services is dependent upon:

(A)

The Client and its employees, agents, subcontractors and predecessor service providers (including Investment Advisors, Custodian and Intermediaries) providing information and, as applicable, Instructions to the Service Provider promptly, accurately and in agreed formats and by agreed media.

(B)

The Client and its employees, agents, subcontractors and predecessor service providers cooperating where reasonably required with the Service Provider.

(C)

The communications systems operated by the Client and third parties (other than Administrative Support Providers) in respect of activities that interface with the Services remaining fully operational.

(D)

The authority, accuracy, truth and completeness of any information or data provided by the Client and its employees, agents, subcontractors and predecessor service providers (including Investment Advisors, Custodian and Intermediaries) that is reasonably requested by the Service Provider or is otherwise provided to the Service Provider by Persons for whom the Service Provider is not responsible under the Agreement.

(E)

The Client and its employees, agents, subcontractors and predecessor service providers (including Investment Advisors, Custodian and Intermediaries) providing the Service Provider with any reasonable assistance and cooperation requested by the Service Provider in connection with the management and resolution of discrepancies requiring escalation between the Parties.

(F)

The Client informing the Service Provider on a timely basis of any modification to, or replacement of, any agreement to which it is a party that is relevant to the provision of the Services.

(G)

The Client and any third parties that are not the agents or employees of the Service Provider meeting their respective responsibilities, as set forth in the Agreement and, with respect to such third parties, as listed in the Services Schedule or agreed by the Client or such third parties from time to time, including applicable cut-off times.

Schedule 4 to Services Agreement
List of Funds

Management Investment Company & Fund Name

JOHN HANCOCK BOND TRUST

JHF Global Conservative Absolute Return

JOHN HANCOCK FUNDS II

JHF II Asia Total Return

JHF II Emerging Markets Debt Fund

JHF II Emerging Markets Value

JHF II Global Equity

JHF II Global High Yield

JHF II Global Real Estate

JHF II International Growth Equity

JHF II International Small Cap

JHF II International Small Company

JHF II International Value

JHF II International Growth Stock

JHF II China Emerging Leaders

JHF II Global Absolute Return Strategy

JHF II Fundamental Global Franchise

JHF II Int’l Growth Opportunities

JOHN HANCOCK FUNDS III

JHF III Global Shareholder Yield

JHF III International Allocation

JHF III International Core

JHF III International Growth

JHF III International Value Equity

JOHN HANCOCK INVESTMENT TRUST

JHF Global Opportunities

JOHN HANCOCK INVESTMENT TRUST III

JHF Greater China Opportunities

JOHN HANCOCK VARIABLE INSURANCE TRUST

JHVIT Emerging Markets Value JHVIT Global

JHVIT International Core

JHVIT International Equity Index B

JHVIT International Small Company

JHVIT International Value

JHVIT International Growth Stock

Schedule 5 to Services Agreement
NAV Error Correction Procedures

Excerpted below from:

General Compliance Policies for [John Hancock] Trust and Adviser

Section 4: Fund Shares

4B. NAV Error Correction Procedures

Version 1        Effective Date 01-01-2012

Requirement

Occasionally, errors in determining the NAV of fund shares occur. When pricing errors have caused a fund’s NAV to be too low, an investor who purchased shares during the period when the NAV was understated will have received too many fund shares for the amount of the investment. Conversely, a shareholder who redeemed shares during the period when the NAV was understated will have received an insufficient amount for their shares. When pricing errors have caused a fund’s NAV to be too high, the effects of the pricing error are reversed for investors purchasing shares and those redeeming shares.

Erroneous prices should be corrected on a going forward basis. If the pricing error is material, a fund’s adviser or other responsible party may have to retroactively correct the pricing error. This could include compensating the fund, existing shareholders, and/or former shareholders. Generally, the SEC guidelines for determining the materiality of pricing errors are as follows:

•

If a pricing error is less than $0.01 per share on a given day, it is immaterial and there is no need to take corrective action.

•

If the error equals or exceeds $0.01 per share, then the fund must be made whole for any shortfall in money received from purchasing shareholders or excess money paid out to redeeming shareholders.

•

If the error exceeds 0.5% of the originally computed NAV, in addition to making the fund whole, individual transactions must be reprocessed. However, if the dollar amount of the error for a particular shareholder transaction is less than a de minimus amount (e.g., $10 or $25), then that transaction need not be reprocessed.

The Adviser can compensate contract owners who purchased overvalued shares by reprocessing their accounts to increase the number of shares held. Generally, an adviser is permitted to seek recovery of any extra amounts paid to shareholders who redeemed overpriced shares, but generally will not do so as a matter of industry practice.

Policy

A NAV error shall be corrected within a reasonable amount of time after discovery. A pricing error is considered to be a material pricing error when per share net asset value error equals to or exceeds one half (½) of one percent (1%) of the originally computed per share asset value (“Material Pricing Error”). Each Material Pricing Error shall be reported to the Board at the next scheduled meeting at which valuation matters ordinarily are reviewed.

The following guidelines set forth the procedures that the Pricing Committee will follow to correct a Material Pricing Error.

The Fund (or the responsible party) must pay each individual shareholder (contract owner) any additional  redemption proceeds owed and either (i) refund excess subscription monies paid or (ii) credit the shareholder (contract owner) account as of the date of the error for additional shares. However, if an individual shareholder (contract owner) loss is less than $10.00, the Fund (or the responsible party) is not required to refund the shareholder (contract owner). The responsible party must reimburse the Fund for the amount of the Fund’s losses. The Fund   may, but is not required to, request that the individual shareholder (contract owner) who received the benefit, rather than the responsible party, to reimburse the Fund for the loss by either (i) returning excess redemption proceeds, or

(ii) recalculating the shareholder’s (contract owner’s) account value, as applicable. In the case of an error that fluctuates above and below one half (½) of one percent (1%) of net asset value per share, individual shareholder (contract owner) adjustments should be effected for those days on which the error was equal to or exceeded one half

(½ ) one percent (1%) of net asset value per share.

The process described above will encompass all known errors at the time a calculation is made. If there is a subsequent discovery of an error that affects a net asset value error period (those days during which a Material Pricing Error existed) that had been corrected previously, the subsequently discovered error should be analyzed in isolation without taking into consideration the previously corrected error(s).

Procedure

John Hancock’s Fund Administration department has procedures relating to the administration functions for the mutual funds. These procedures outline certain procedures regarding the correction of NAV errors of portfolios within the Trust. Fund Administration will also maintain a record describing all NAV errors and their resolutions.